UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 7, 2006

GENIUS PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Lomas Santa Fe, Suite 210

Solana Beach, California 92075

(Address of Principal Executive Offices) (Zip Code)

(858) 793-8840

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 7, 2006, Genius Products, Inc. (the “Company”) entered into a Settlement Agreement and Release of Claims with Shawn Howie (the “Agreement”) relating to Mr. Howie’s resignation as an officer of the Company. The Agreement is attached hereto as Exhibit 99.1. The description of the Agreement set forth herein is qualified in its entirety by reference to the full text of the Agreement.

Under the Agreement, the Company agreed to pay to Mr. Howie a lump sum payment equal to six months salary in the amount of one hundred twelve thousand five hundred dollars ($112,500), less deductions and withholdings, and one hundred fifty thousand dollars ($150,000). During the six months following February 1, 2006, the Company will pay Mr. Howie and his dependents’ COBRA health insurance premiums. In addition, Mr. Howie will retain 500,000 options to purchase common stock of the Company that have already vested as of February 1, 2006. Mr. Howie may exercise these options at any time prior to February 1, 2009 at a price of $1.65.

In exchange for the payments and benefits, Mr. Howie’s employment and his employment rights under his employment agreement with the Company terminated effective February 1, 2006.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the execution of the Agreement, the Employment Agreement between the Company and Mr. Howie, dated as of June 14, 2005 terminated. The description of the Agreement set forth in Item 1.01 is incorporated by reference into this Item 1.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information contained in Item 5.02 of the Company’s Current Report on Form 8-K filed on February 7, 2006 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description

99.1	Settlement Agreement and Release of Claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: February 13, 2006	By:	/s/ TREVOR DRINKWATER
Trevor Drinkwater Chief Executive Officer

Index to Exhibits

Exhibit	Description

99.1	Settlement Agreement and Release of Claims.